EXHIBIT 5

                             ROBERT BRANTL, ESQ.
                              322 Fourth Street
                             Brooklyn, NY 11215
                                718-768-6045

June 30, 2006

Headliners Entertainment Group, Inc.
501 Bloomfield Avenue
Montclair, NJ 07042

Gentlemen:

With reference to the Registration Statement on Form S-8 which Headliners Entertainment Group, Inc. proposes to file with the Securities and Exchange Commission registering 2,560,000 common shares which may be offered and sold by Headliners Entertainment Group, Inc. under the 2006 Stock and Stock Option Plan (the "Shares"), I am of the opinion that all proper corporate proceedings have been taken so that the Shares, upon sale and payment therefor in accordance with the Plan, will be legally issued, fully paid, and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above.

                                       Yours,


                                       /s/ Robert Brantl
                                       -----------------
                                       Robert Brantl